Exhibit 10.8(a)

EXECUTION COPY

CONSENT AND FIRST AMENDMENT TO CREDIT AGREEMENT

CONSENT AND FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of July 29, 2007, among Addus HealthCare, Inc., an Illinois corporation (“Borrower”), the other persons signatory hereto as “Loan Parties”, FREEPORT FINANCIAL LLC, a Delaware limited liability company (“Agent”) and the Lenders signatory hereto. Terms not defined herein have the meanings given to them in the Credit Agreement (as hereinafter defined).

RECITALS

A. Borrower, the Loan Parties, the Lenders signatory thereto and Agent are party to that certain Credit Agreement dated as of September 19, 2006 (as amended by this Amendment, the “Credit Agreement”).

B. Borrower, the Loan Parties, the Lenders and Agent are entering into this Amendment in connection with (I) the acquisition by Addus HealthCare (Nevada), Inc., a Delaware corporation (“Addus Nevada”), of certain assets and intellectual property of SuCasa Personal Care, LLC (“SuCasa”) and Desert PCA of Nevada LLC (“Desert”, and, collectively with SuCasa, the “SuCasa Companies”), for an aggregate purchase price of not more than $3,500,000 (the “SuCasa Acquisition”) and (II) the acquisition within ninety (90) days of the First Amendment Effective Date (the “Moore Acquisition”) by the Borrower or a wholly-owned Subsidiary of the Borrower of all of the shares of capital stock of Moore Home Health Care, Inc., an Indiana corporation (“Moore”) for an aggregate purchase price not to exceed $375,000.

C. Agent and Lenders are willing to enter into this Amendment upon the terms and conditions set forth below.

NOW THEREFORE, in consideration of the matters set forth in the recitals and the covenants and provisions herein set forth, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

Section 1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

Section 2. Consent. Agent and the Lenders hereby (A) consent to Addus Nevada (i) entering into that certain Asset Purchase Agreement, dated as of July 29, 2007, by and among Addus Nevada, the SuCasa Companies, the Sellers’ Representative named therein (in such capacity, the “Sellers’ Representative”) and the Sellers set forth on Exhibit A thereto (the “SuCasa Asset Purchase Agreement”), that certain promissory note in the original principal amount of $250,000, dated as of July 29, 2007 (as the same may be amended or modified as permitted by the Credit Agreement, the “SuCasa Note”), made by Addus Nevada in favor of Sellers’ Representative and such documents executed and delivered to the SuCasa Companies pursuant to the SuCasa Asset Purchase Agreement (the “SuCasa Acquisition Documents”) and (ii) consummating the SuCasa Acquisition on the First Amendment Effective Date pursuant to the terms and conditions of the SuCasa Acquisition Documents and this Amendment for an aggregate purchase price not to exceed $1,750,000 in cash on the First Amendment Effective Date and no more than an additional $1,500,000 in cash following the First Amendment Effective Date to be paid at the times and in the manner specified in the SuCasa Asset Purchase Agreement provided that such payments shall not be made in the event that any Default or Event of Default under any of Sections 7.1 or 8.1(a) of the Credit Agreement has occurred and is continuing or would result therefrom; (B) consent to the Borrower or a wholly-owned Subsidiary of Borrower (i) entering into documentation with respect to the Moore Acquisition on terms and conditions satisfactory to the Agent (the “Moore Acquisition Documents”); and (ii) consummating the Moore Acquisition on or after the First Amendment Effective Date for an aggregate purchase price not to exceed $325,000 in cash on the closing date thereof pursuant to the terms of the Moore Acquisition Documents plus certain deferred purchase price owed to the sellers of Moore in an amount not to exceed $50,000; and (C) agree that for purposes of calculating any Excess Cash Flow prepayment amount that may be due in respect of any Fiscal Year pursuant to Section 2.5(b) of the Credit Agreement, (i) the unfinanced amount of the purchase price paid in cash during such Fiscal Year for the Moore Acquisition and (ii) the unfinanced installment payments made during such Fiscal Year pursuant to the SuCasa Acquisition Documents shall be deducted from the “Subtotal” determined as part of the calculation for “Excess Cash Flow” set forth on Schedule 2 to Annex E of the Credit Agreement prior to applying the “Required Prepayment Percentage” set forth on such Schedule.

Section 3. Amendment to the Credit Agreement. As of the First Amendment Effective Date, the Credit Agreement is hereby amended as follows:

3.1. Section 1.1 of the Credit Agreement is hereby amended by adding the following new definitions thereto:

Addus Nevada means Addus HealthCare (Nevada), Inc., a Delaware corporation.

First Amendment means that certain Consent and First Amendment to Credit Agreement dated as of July 29, 2007 among the Loan Parties, Agent and the Lenders.

First Amendment Effective Date has the meaning set forth in the First Amendment.

Moore has the meaning set forth in the Recitals to the First Amendment.

Moore Acquisition has the meaning set forth in the Recitals to the First Amendment.

Moore Acquisition Documents has the meaning set forth in Section 2 of the First Amendment.

Reaffirmation of Collateral Documents means the Consent and Reaffirmation dated as of July 29, 2007 of the Loan Parties signatory thereto, in respect of the Collateral Documents.

SuCasa Acquisition has the meaning set forth in the Recitals to the First Amendment.

SuCasa Acquisition Documents has the meaning set forth in Section 2 of the First Amendment.

SuCasa Asset Purchase Agreement has the meaning set forth in Section 2 of the First Amendment.

SuCasa Companies has the meaning set forth in the Recitals to the First Amendment.

SuCasa Note has the meaning set forth in Section 2 of the First Amendment.

3.2. Section 1.1 of the Credit Agreement is further amended by amending the definition of “EBITDA” by deleting the word “and” that immediately precedes “(xiv)” and replacing it with “,” and adding the following language immediately after clause (xiv) therein:

“, and (xv) in connection with calculating any monthly financial statements required by Section 7.2(a) for any period which includes the month of September, 2006, without duplication, the one-time charge of $146,431 expensed pre closing in September 2006 in connection with an audit conducted by the U.S. Department of Labor;”

3.3. The proviso at the end of the definition of “EBITDA” is amended and restated in its entirety to read as follows:

“provided, that, notwithstanding anything to the contrary contained herein, for each of the Fiscal Quarters listed below, EBITDA shall be deemed to be the amount set forth below opposite such corresponding period:

Period	EBITDA
September 30, 2006	$3,563,347	[1]

December 31, 2006	$3,843,068

March 31, 2006	$3,062,914;

Provided, further, that for any period that includes the month of April, May, June or July of 2007, EBITDA shall, without duplication, be increased with respect to the assets acquired in connection with the SuCasa Acquisition by an amount equal to $71,897 for each such month.”

3.4. Section 6.1 of the Credit Agreement is hereby amended by deleting the “and” at the end of clause (i) thereof, deleting the “.” at the end of clause (j) thereof and replacing it with “;” and by adding the following new clauses (k), (l) and (m):

“(k) Indebtedness in respect of that certain 8% Junior Subordinated Promissory Note by Addus Nevada payable to Glen Schlosser, as Seller’s Representative (on behalf the Sellers (as defined in the SuCasa Asset Purchase Agreement)), in the original principal amount of $250,000;

[1]	This figure includes the one-time charge of $146,431 expensed pre closing in September 2006 in connection with an audit conducted by the U.S. Department of Labor.

“(l) Indebtedness for the deferred purchase price in connection with the Moore Acquisition up to $50,000; and

(m) Indebtedness consisting of surety bonds issued to licensing authorities in connection in the ordinary course of business in an aggregate amount for all such surety bonds not to exceed $250,000 outstanding at any time.”

3.5. Section 6.3 of the Credit Agreement is hereby amended by deleting the “and” at the end of clause (j) thereof, deleting the “.” at the end of clause (k) thereof and replacing it with “;” and by adding the following new clauses (l) and (m):

“(l) Addus Nevada may consummate the SuCasa Acquisition as of the First Amendment Effective Date pursuant to the SuCasa Acquisition Documents; and

(m) Borrower or a wholly-owned Subsidiary of Borrower may consummate the Moore Acquisition within ninety (90) days of the First Amendment Effective Date pursuant to the Moore Acquisition Documents and all applicable law, provided that the Moore Acquisition Documents shall have been duly authorized, executed and delivered by each of the respective parties thereto and shall be in full force and effect and provided further that the Agent shall have received a complete copy of the fully executed Moore Acquisition Documents, certified by the Borrower as being true, complete and correct.”

3.6. Clause (d) of Section 6.6 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(d) acquire by purchase or otherwise all or any part of the Stock, business or assets of any other Person, provided that (i) Addus Nevada may consummate the SuCasa Acquisition as of the First Amendment Effective Date pursuant to the SuCasa Acquisition Documents; and (ii) Borrower or a wholly-owned Subsidiary of Borrower may consummate the Moore Acquisition on or after the First Amendment Effective Date pursuant to the Moore Acquisition Documents and all applicable law, provided that the Moore Acquisition Documents shall have been duly authorized, executed and delivered by each of the respective parties thereto and shall be in full force and effect and provided further that the Agent shall have received a complete copy of the fully executed Moore Acquisition Documents, certified by the Borrower as being true, complete and correct.”

3.7. Section 6.16 of the Credit Agreement is amended and restated in its entirety to read as follows:

“None of the Loan Parties shall change or amend the terms of the Acquisition Note or SuCasa Note if such change or amendment would be adverse in any material respect to the rights or interests of the Loan Parties, the Agent or the Lenders.”

3.8. The address for notice to the Borrower in Section 10.3 of the Credit Agreement is amended and restated in its entirety to read as follows:

“If to Borrower:	Addus HealthCare, Inc.
2401 South Plum Grove Road
Palatine, Illinois 60067
ATTN: Mark S. Heaney
Fax: (847) 303-5376

With a copy to:	Nixon Peabody LLP
437 Madison Avenue
New York, NY 10022
ATTN: Peter J. Alfano, Esq.
Fax: (212) 940-3111”

Section 4. Representations and Warranties. To induce Agent and Lenders to execute this Amendment, each Loan Party hereby represents and warrants to Agent and Lenders as follows:

(a) the execution, delivery and performance of each of this Amendment and the SuCasa Acquisition Documents have been duly authorized by all requisite action of each Loan Party thereto, and each of this Amendment and the SuCasa Acquisition Documents constitutes the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity; and

(b) each of the representations and warranties in the Credit Agreement are true and correct in all material respects with the same effect as though made on and as of the date hereof (except, in each case, to the extent stated to relate to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date) and no Event of Default or Default exists thereunder or would exist after giving effect to this Amendment or the SuCasa Acquisition.

Section 5. Conditions Precedent. This Amendment shall be effective as of the date first set forth above, subject to the satisfaction of the following condition precedent (the date of such satisfaction being the “First Amendment Effective Date”):

5.1. Execution and Delivery. Borrower, each of the other Loan Parties, Agent and the Requisite Lenders shall have executed and delivered this Agreement; the Borrower shall have executed and delivered an Officers Certificate in the form of Exhibit A attached hereto; and each Loan Party shall have executed and delivered the Consent and Reaffirmation in the form of Exhibit B attached hereto.

5.2. Financial Status. As of the First Amendment Effective Date after giving effect to the incurrence on the First Amendment Effective Date to the payment of all related costs and expenses incurred in connection with the SuCasa Acquisition and this Amendment, (a) the

Leverage Ratio shall not exceed 3.60 to 1.00, (b) not more than $6,000,000 in the aggregate of Revolving Loans and Letter of Credit Obligations shall be outstanding, and (c) Borrowing Availability shall be at least $6,500,000.

5.3. Due Diligence. Agent, Lenders and their counsel and advisors shall have completed their legal, accounting and financial due diligence review (including, without limitation, lien searches on the SuCasa Companies) of the SuCasa Companies and the SuCasa Acquisition, the results of which review shall be reasonably satisfactory to Agent and Requisite Lenders.

5.4. Material Adverse Effect. There shall have occurred no Material Adverse Effect upon the financial condition, operations, assets, business or properties of the Loan Parties or the SuCasa Companies since December 31, 2006.

5.5. SuCasa Acquisition Documents. On or prior to the First Amendment Effective Date, each of the SuCasa Acquisition Documents shall have been duly authorized, executed and delivered by each of the respective parties thereto and shall be in full force and effect and shall not have been amended or modified in any material manner except for such material amendments and modifications, if any, as may be reasonably satisfactory to Agent and the Required Lenders. The SuCasa Acquisition shall have been, or shall be contemporaneously herewith, consummated substantially in accordance with the SuCasa Acquisition Documents and in accordance with all applicable law, except as may have been consented to in writing by Agent. Agent shall have received a complete copy of the fully executed SuCasa Acquisition Documents, certified by the Borrower as being true, complete and correct.

5.6. Approvals. All necessary governmental and third party approvals and/or consents in connection with the SuCasa Acquisition and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of all or any part of the SuCasa Acquisition. Additionally, there shall not exist any judgment, order, injunction or other restraint pending or notified prohibiting or imposing material adverse conditions upon all or any part of the SuCasa Acquisition or the transactions contemplated by this Amendment.

5.7. No Defaults. After giving effect to this Amendment, no Event of Default or Default under the Credit Agreement shall have occurred and be continuing.

5.8. Representations and Warranties. After giving effect to this Amendment, the representations and warranties of the Loan Parties contained in this Amendment, the Credit Agreement and the other Loan Documents shall be true and correct in all material respects as of the First Amendment Effective Date, with the same effect as though made on such date, except to the extent that any such representation or warranty relates to an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.

5.9. Payment of Fees. The Borrower shall have paid to Agent for its own account all other fees specified by that certain fee letter between the Borrower and Agent as of the date hereof.

5.10. Secretary’s Certificate. On the First Amendment Effective Date, Agent shall have received from each Loan Party a certificate signed by the secretary or an assistant secretary of such Loan Party, dated the First Amendment Effective Date, as to the incumbency and signature of the officers of such Loan Party executing any Loan Document and any certificate or other document or instrument to be delivered pursuant hereto by or on behalf of such Loan Party, together with evidence of the incumbency of such Secretary or Assistant Secretary, as the case may be and certifying that there have been no changes to (i) the resolutions of such Loan Party authorizing and approving, among other things, the execution and delivery of the Loan Documents and (ii) the organizational documents of such Loan Party in each case since the Closing Date.

5.11. Resolutions. Agent shall have received a copy of the resolutions (in form and substance reasonably satisfactory to Agent) adopted by the Board of Directors of each Loan Party, authorizing or relating to the execution, delivery and performance of this Amendment and the SuCasa Acquisition Documents and the other documents and instruments provided for therein and the consummation of the transactions contemplated hereby and thereby.

5.12. Good Standing Certificates. Agent shall have received good standing certificates for each Loan Party from their respective jurisdictions of incorporation or organization.

5.13. Fees. Borrower shall have paid all reasonable and documented costs, fees and expenses (including, without limitation, reasonable legal fees and expenses of Winston & Strawn LLP) of Agent.

5.14. Other Matters. Agent shall have received such other instruments and documents as Agent or the Required Lenders may reasonably request in connection with the execution of this Amendment, and all such instruments and documents shall be reasonably satisfactory in form and substance to Agent.

Section 6. Miscellaneous.

6.1. Effect of Amendment. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender under the Credit Agreement or any Loan Document, or constitute a waiver of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein.

6.2. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of the executed counterpart of this Amendment by telecopy or electronic mail shall be as effective as delivery of a manually executed counterpart to this Amendment.

6.3. Severability. The illegality or unenforceability of any provision of this Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment or any instrument or agreement required hereunder.

6.4. Captions. Section captions used in this Amendment are for convenience only, and shall not affect the construction of this Amendment.

6.5. Entire Agreement. This Amendment embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof.

6.6. References. Any reference to the Credit Agreement contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require. Reference in any of this Amendment, the Credit Agreement or any other Loan Document to the Credit Agreement shall be a reference to the Credit Agreement as amended hereby and as further amended, modified, restated, supplemented or extended from time to time.

Section 7. Governing Law. THIS AMENDMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

[signature pages follow]

Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first above written.

ADDUS HEALTHCARE, INC.

By:	/s/ Mark Heaney
Name:	Mark Heaney
Title:	Vice President

ADDUS HOLDING CORPORATION

By:	/s/ Simon Bachleda
Name:	Simon Bachleda
Title:	Vice President

ADDUS MANAGEMENT CORPORATION

By:	/s/ Simon Bachleda
Name:	Simon Bachleda
Title:	Vice President

LOWELL HOME HEALTH AGENCY, INC.

By:	/s/ Mark Heaney
Name:	Mark Heaney
Title:	Vice President

LITTLE ROCK HOME HEALTH AGENCY, INC.

By:	/s/ Mark Heaney
Name:	Mark Heaney
Title:	Vice President

FORT SMITH HOME HEALTH AGENCY, INC.

By:	/s/ Mark Heaney
Name:	Mark Heaney
Title:	Vice President

BENEFITS ASSURANCE CO., INC.

By:	/s/ W. Andrew Wright
Name:	W. Andrew Wright
Title:	President

PHC ACQUISITION CORPORATION

By:	/s/ Mark Heaney
Name:	Mark Heaney
Title:	Vice President

PROFESSIONAL RELIABLE NURSING SERVICE, INC.

By:	/s/ Mark Heaney
Name:	Mark Heaney
Title:	Vice President

FREEPORT FINANCIAL LLC, as Agent

By:	/s/ Chad Blakeman
Title:	Senior Managing Director

FREEPORT LOAN FUND LLC, as a Lender

By:	/s/ Chad Blakeman
Title:	Senior Managing Director

FREEPORT OFFSHORE LOAN FUND LLC, as a Lender

By:	/s/ Chad Blakeman
Title:	Senior Managing Director

FREEPORT LOAN TRUST 2006-1, as a Lender

By:	/s/ Chad Blakeman
Title:	Senior Managing Director

FIFTH THIRD BANK, CHICAGO
(A Michigan Banking Company)

By:	/s/ Gregory H. Bork
Name:	Gregeory H. Bork
Title:	Vice President

RESIDENTIAL FUNDING COMPANY LLC

By:	/s/ Dennis M. Hansen
Name:	Dennis M. Hansen
Title:	SVP